AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 1998
                                                       REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    THE CHILDREN'S PLACE RETAIL STORES, INC.
             (Exact name of registrant as Specified in its Charter)

                               DELAWARE           31-1241495
                  (State or Other Jurisdiction    (I.R.S. Employer
              of Incorporation or Organization)   Identification No.)

                    THE CHILDREN'S PLACE RETAIL STORES, INC.
                                 ONE DODGE DRIVE
                         WEST CALDWELL, NEW JERSEY 07006
                                 (973) 227-8900
                     (Name, address, including zip code, and
                    telephone number, including area code, of
                    Registrant's principal executive offices)

                          THE 1996 STOCK OPTION PLAN OF
                    THE CHILDREN'S PLACE RETAIL STORES, INC.
                          THE 1997 STOCK OPTION PLAN OF
                    THE CHILDREN'S PLACE RETAIL STORES, INC.
                    THE CHILDREN'S PLACE RETAIL STORES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                             STEVEN BALASIANO, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                    THE CHILDREN'S PLACE RETAIL STORES, INC.
                                 ONE DODGE DRIVE
                         WEST CALDWELL, NEW JERSEY 07006
                                 (973) 227-8900
                      (Name, Address and Telephone Number,
             Including Area Code, of Registrant's Agent For Service)

                                    COPY TO:
                           JEFFREY S. LOWENTHAL, ESQ.
                          STROOCK & STROOCK & LAVAN LLP
                                 180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 806-5400

                         CALCULATION OF REGISTRATION FEE
====================================================================================================
TITLE OF EACH            AMOUNT TO BE    PROPOSED            PROPOSED
CLASS OF SECURITIES      REGISTERED      MAXIMUM OFFERING    MAXIMUM AGGREGATE     AMOUNT OF
TO BE REGISTERED                         PRICE PER SHARE     OFFERING PRICE       REGISTRATION FEE

----------------------------------------------------------------------------------------------------
Common Stock,            1,743,240         $4.7002(4)        $8,193,577(4)          $2,417.11
$.10 par value            shares(1)
----------------------------------------------------------------------------------------------------
Common Stock,            1,000,000         $8.9029(5)        $8,902,900(5)          $2,626.36
$.10 par value            shares(2)
----------------------------------------------------------------------------------------------------
Common Stock,              360,000         $7.3125(6)        $2,632,500(6)          $  776.59
$.10 par value            shares(3)
----------------------------------------------------------------------------------------------------
Total                    3,103,240           ----           $19,728,977             $5,820.05
                          shares
====================================================================================================

1) Consists of 1,743,240 shares of Common Stock of the Registrant which are issuable upon exercise of options which have been granted under The 1996
     Stock Option Plan of The Children's Place Retail Stores, Inc. This
     Registration Statement also covers an indeterminate number of shares of Common Stock which may be issuable by reason of stock splits, stock dividends or similar transactions.

(2) Consists of 1,000,000 shares of Common Stock of the Registrant which are issuable upon exercise of options which have been or will be granted under The 1997 Stock Option Plan of The Children's Place Retail Stores, Inc. This
     Registration Statement also covers an indeterminate number of shares of Common Stock which may be issuable by reason of stock splits, stock dividends or similar transactions.

(3) Consists of 360,000 shares of Common Stock of the Registrant which may be purchased from time to time at market prices for participants in The
     Children's Place Retail Stores, Inc. Employee Stock Purchase Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to The Children's Place Retail
     Stores, Inc. Employee Stock Purchase Plan.

(4) Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the original option exercise prices for shares of Common Stock.

(5) Calculated pursuant to Rule 457(h)(l) under the Securities Act of 1933, as amended, and based upon (i) the original option exercise prices for 437,800 shares of Common Stock issuable upon exercise of options which have been granted under The 1997 Stock Option Plan of The Children's Place Retail
     Stores, Inc. and (ii) the average high and low closing sale price for a share of Common Stock of the Registrant as reported on the Nasdaq National
     Market on February 25, 1998 for 562,200 shares of Common Stock issuable pursuant to options which may be granted under The 1997 Stock Option Plan of The Children's Place Retail Stores, Inc.

(6) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average high and low closing sale price for a share of Common Stock of the Registrant as reported on the Nasdaq
     National Market on February 25, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Note: The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act. See Rule 428(a)(1) under the Act.

     This Registration Statement on Form S-8 of The Children's Place Retail Stores, Inc., a Delaware corporation (the "Registrant"), covers 3,103,240 shares of the Registrant's common stock, par value $.10 per share (the "Common Stock"), reserved for issuance under the following employee benefit plans of the Registrant (collectively, the "Plans").

     (i)  The 1996 Stock Option Plan of The Children's Place Retail Stores,
          Inc.;

     (ii) The 1997 Stock Option Plan of The Children's Place Retail Stores, Inc.; and

     (iii) The Children's Place Retail Stores, Inc. Employee Stock Purchase
          Plan.

     If necessary for a prospectus to be used for reoffers of the Registrant's common stock acquired pursuant to the Plans, a prospectus prepared in accordance with the requirements of Form S-3 will be filed as part of this Registration Statement by means of a post-effective amendment hereto.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's Prospectus dated September 18, 1998 included in the Registration Statement on Form S-1 (No. 333-31535) filed pursuant to Rule 424(b) under the Act.

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act prior to the date hereof.

     (c) Item 1 of the Registrant's Registration Statement on Form 8-A, filed September 12, 1992 to register the Registrant's Common Stock, par value $.10 per share (the "Common Stock"), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation limits the liability of directors (in their capacity as directors but not in their capacity as officers) to the Company or its stockholders to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). Specifically, no director of the Company will be personally liable for monetary damages for breach of the director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions, or any successor provision thereto; or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

     Under the Certificate of Incorporation, the Company will indemnify those persons whom it shall have the power to indemnify to the fullest extent permitted by Section 145 of the DGCL, which may include liabilities under the Securities Act of 1933. Accordingly, in accordance with Section 145 of the DGCL, the Company will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to the Company, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court deems proper.

     The Certificate of Incorporation provides that the Company will advance expenses to the fullest extent permitted by Section 145 of the DGCL. Accordingly, the Company, in accordance therewith, will pay for the expenses incurred by an indemnified person in defending the proceedings specified in the preceding paragraph in advance of their final disposition, provided that, if the DGCL so requires, such person agrees to reimburse the Company if it is ultimately determined that such person is not entitled to indemnification. In addition, pursuant to the DGCL the Company may purchase and maintain insurance on behalf of any person who is or was a director, employee or agent of the Company against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not the Company would have the power or obligation to indemnify such person against such liability under the provisions of DGCL. The Company intends to obtain insurance for the benefit of the Company's officers and directors insuring such persons against certain liabilities, including liabilities under the securities laws.

     The Company has entered into agreements to indemnify its directors which are intended to provide the maximum indemnification permitted by Delaware law. These agreements, among other things, indemnify each of the Company's outside directors for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such director in any action or proceeding, including any action by or in the right of the Company, on account of such director's service as a director of the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

EXHIBIT
NUMBER

4.1** - The 1996 Stock Option Plan of The Children's Place Retail Stores, Inc. 4.2* - The 1997 Stock Option Plan of The Children's Place Retail Stores, Inc. 4.3** - The Children's Place Retail Stores, Inc. Employee Stock Purchase Plan. 5.1* - Opinion of Stroock & Stroock & Lavan LLP, as to the legality of the securities being registered.
23.1* - Consent of Stroock & Stroock & Lavan LLP. (Included in Exhibit 5.1). 23.2* - Consent of Arthur Andersen LLP
24*   - Powers of Attorney (included on signature pages).

--------------
*   Filed herewith
**  Previously Filed

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Caldwell, State of New Jersey on the 26th day of February, 1998.

                                   THE CHILDREN'S PLACE RETAIL STORES, INC.


                                   By: /S/ EZRA DABAH
                                           Ezra Dabah
                                           Chairman of the Board and
                                           Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ezra Dabah, Stanley B. Silver, Steven Balasiano and Seth L. Udasin and each of them his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that all such attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES                   TITLE                               DATE

/s/ Ezra Dabah               Chief Executive Officer and      February 26, 1998
Ezra Dabah                   Chairman of the Board of
                             Directors (Principal
                             Executive Officer)


/S/STANLEY B. SILVER         President, Chief Operating       February 26, 1998
Stanley B. Silver            Officer and Director


/S/ SETH L. UDASIN           Vice President and Chief         February 26, 1998
Seth L. Udasin               Financial Officer (Principal
                             Financial and Accounting
                             Officer)


/S/ STANLEY SILVERSTEIN      Director                         February 26, 1998
Stanley Silverstein


/S/ JOHN MEGRUE              Director                         February 26, 1998
John Megrue


/S/ DAVID J. ODDI            Director                         February 26, 1998
David J. Oddi

     Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees have duly caused this Registration Statement to be signed in its behalf by the undersigned, thereunto duly authorized, in the City of West Caldwell, State of New Jersey on the 27th day of February, 1998.


                                   THE CHILDREN'S PLACE RETAIL STORES, INC.
                                   EMPLOYEE STOCK PURCHASE PLAN


                                 By: /s/ Ezra Dabah
                                     Name:  Ezra Dabah
                                     Title: Member, Compensation Committee

                                 By: /s/ John Megrue
                                     Name:  John Megrue
                                     Title: Member, Compensation Committee

                                  EXHIBIT INDEX

EXHIBIT                                                          PAGE
NUMBER    DESCRIPTION                                           NUMBER
------    -----------                                           ------
4.1**     The 1996 Stock Option Plan of The Children's Place
          Retail Stores, Inc.
4.2*      The 1997 Stock Option Plan of The Children's Place
          Retail Stores, Inc.
4.3**     The Children's Place Retail Stores, Inc. Employee
          Stock Purchase Plan.

5.1* Opinion of Stroock & Stroock & Lavan LLP as to the legality of the securities being offered.

23.1*     Consent of Stroock & Stroock & Lavan LLP.
          (Included in Exhibit 5.1).
23.2*     Consent of Arthur Andersen LLP.

24*       Powers of Attorney (included on signature pages).

--------------
*   Filed herewith
**  Previously filed